Exhibit 10.2

Amendment No. 1 to

Receivables Sale Agreement

AMENDMENT NO. 1 TO
RECEIVABLES SALE AGREEMENT

This Amendment No. 1 to the Second Amended and Restated Receivables Sale Agreement (this “Amendment”) is dated as of July 31, 2020, between Avnet, Inc., a New York corporation (“Originator”), and Avnet Receivables Corporation, a Delaware corporation (“Buyer”).

RECITALS

Originator and Buyer entered into that certain Second Amended and Restated Receivables Sale Agreement, dated as of August 16, 2018 (the “Existing Agreement,” and as further amended, modified or supplemented from time to time, the “Sale Agreement”).

Each of the parties hereto now desires to amend the Existing Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.      Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Existing Agreement.

Section 2.      Amendment. Subject to the terms and conditions set forth herein, the Existing Agreement is hereby amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on the pages of the Sale Agreement attached as Annex A hereto.

Section 3.      Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:

(a)            Amendment. Buyer and the Agent shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b)            Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties contained in the Sale Agreement and in each other Transaction Document to which Buyer or Originator is party shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each of Buyer and Originator shall be deemed to have represented and warranted such).

Amendment No. 1 to

Receivables Sale Agreement

(c)            No Termination Event or Potential Termination Event. As of the date hereof, both before and after giving effect to this Amendment, no Termination Event or Potential Termination Event shall have occurred and be continuing (and by its execution hereof, each of Buyer and Originator shall be deemed to have represented and warranted such).

Section 4.      Consents; UCC Authorization.

(a)            The Agent and each Purchaser party hereto hereby consent to this Amendment.

(b)            In furtherance of the transactions contemplated by this Amendment, the Agent, for itself and each other Purchaser, hereby authorizes, upon the effectiveness of this Amendment, the filing of amendments to the financing statement filed against Avnet with the Department of State of the State of New York with original file numbers 127178, 129624, 035098, 035089 and 201808170390411 in substantially the forms attached hereto as Annex B-1, Annex B-2, Annex B-3, Annex B-4 and Annex B-5.

Section 5.      Miscellaneous.

(a)            Effect; Ratification. This Amendment is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Sale Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which Buyer (or any of its assigns) may now have or may have in the future under or in connection with the Sale Agreement, as amended hereby, or any other instrument or agreement referred to therein. Each reference in the Sale Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Existing Agreement, to the “Receivables Sale Agreement” or to the “Sale Agreement” shall mean the Existing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Sale Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Sale Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b)            Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Existing Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

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Amendment No. 1 to

Receivables Sale Agreement

(c)            Costs, Fees and Expenses. Without limiting Section 6.2 of the Sale Agreement, Originator agrees to reimburse Buyer and its assigns upon demand for all reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsels to Buyer and its assigns).

(d)            Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e)            Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f)            GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g)            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

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Amendment No. 1 to

Receivables Sale Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION, as Buyer

By:	/s/ Kenneth A. Jacobson

Name:	Kenneth A. Jacobson
Title:	President and Treasurer

AVNET, INC., as Originator

By:	/s/ Joseph Burke

Name:	Joseph Burke
Title:	Vice President and Treasurer

Amendment No. 1 to

Receivables Sale Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

WELLS FARGO BANK, N.A., as a Company and as a Financial Institution

By:	/s/ Jonathan Davis

Name:	Jonathan Davis
Title:	Asst Vice President

WELLS FARGO BANK, N.A., as Agent

By:	/s/ Jonathan Davis

Name:	Jonathan Davis
Title:	Asst Vice President

Amendment No. 1 to

Receivables Sale Agreement

TRUIST BANK, as a Company and as a Financial Institution

By:	/s/ Ileana Chu
Name:	Ileana Chu
Title:	SVP

Amendment No. 1 to

Receivables Sale Agreement

PNC BANK, NATIONAL ASSOCIATION, as a
Company and as a Financial Institution

By:	/s/ Michael Brown

Name:	Michael Brown
Title:	Senior Vice President

Amendment No. 1 to

Receivables Sale Agreement

LIBERTY STREET FUNDING LLC, as a Company

By:	/s/ Jill A. Russo

Name:	Jill A. Russo
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Financial Institution

By:	/s/ Doug Noe

Name:	Doug Noe
Title:	Managing Director

Amendment No. 1 to

Receivables Sale Agreement

BANK OF AMERICA, N.A., as a Company and as a Financial Institution

By:	/s/ Scott Bell

Name:	Scott Bell
Title:	SVP

Amendment No. 1 to

Receivables Sale Agreement

Annex A

Amendments to Receivables Sale Agreement

[see attached]

(b)            Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

(c)            Failure of Originator to pay any Indebtedness when due in excess of $35 million, individually or in the aggregate; or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)            (i) Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).

(e)            A Change of Control shall occur.

(f)            ~~(i) the “Consolidated Interest Coverage Ratio” (as defined in the Credit Agreement) as of the end of any period of four fiscal quarters of Originator shall be less than 3.00 to 1.00 or (ii) the “Consolidated Leverage Ratio” (as defined in the Credit Agreement) at any time during any period set forth below shall be greater than 4.00 to 1.00.~~[Reserved].

(g)            One or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for 30 consecutive days without a stay of execution.

5.2            Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer (at the direction of the Agent) may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare

“Companies” means the entities listed on Schedule A to the Receivables Purchase Agreement under the heading “Company”, together with any of their respective successors or assigns.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Excluded Acquisition” means any direct or indirect acquisition of any business by Originator consummated on or after January 1, 2010.

“Excluded Receivable” means all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of merchandise or the rendering of services by Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto:

(i)            the account debtor for which is Intelbras S.A. Industria de Telecomunicacao Eletronica Brasileira and such indebtedness or other obligation was originated after December 30, 2016;

(ii)            the account debtor for which is 3M Company and such indebtedness or other obligation was originated after October 31, 2017; ~~or~~

(iii)            the account debtor for which is General Electric Company or any other direct or indirect subsidiary or affiliate of General Electric Company (including, without limitation, GE Aviation; GE Healthcare Japan Corporation; GE Healthcare; GE OEC Medical Systems, Inc.; GE Sensing EMEA Unlimited Company; GE Healthcare Europe GmbH; GE Medical Systems; Baker Hughes Company; GE Consumer & Industrial; GE MDS LLC; Reuter Stokes Inc.; GE Hangwei Medical Systems Company, Ltd.; Bently Nevada, Inc.; Inspection Technologies; GE Healthcare Bio-Science Corp; General Electric Co; GE Technology Infrastructure; GE Healthcare Canada; GE Commercial Materials S de RL de CV; GE Global Research; GE Ultrasound Korea Limited; GE Energy Control Solutions Inc.; General Electric International, Inc.; and GE Lighting Solutions LLC); or

(~~iii~~iv) which both (a) arises in connection with the sale of merchandise or the rendering of services by the business previously conducted by any businesses acquired by Originator in an Excluded Acquisition and (b) is not recorded or maintained in Avnet’s consolidated general ledger accounting records as part of general ledger category “company code US10” (other than any Receivables previously coded under “company code US10” that have been coded under any other category without the Agent’s prior written consent).